Exhibit 10.1

Agreement
Party A: Shandong Yongchuntang Biologic Science & Technology Co., Ltd.
Party B: Shandong Spring Medicine Co., Ltd.
Party A and Party B reached the following agreements after friendly negotiation:
Party B is willing to purchase a 20-year use right of an invention patent -glucoside type flavone biological transformation and purification method individually developed by Party A. The purchase price is RMB 46 million in one-time payment. During this period, Party A shall not transfer this method or allow any third party (organization, individual) to use it, except for using it as the raw material used in the self-made health products (glucoside type flavone soft capsule, ginkgo refreshing anti-dandruff shampoo, ginkgo refreshing body wash, ginkgo dental-care toothpaste, yin ling pine pollen capsule ). In addition, Party A shall also be responsible for sending technicians to assist Party B in manufacturing the qualified products. In the event of a breach, the defaulting party shall pay 10% penalty as compensation to the other side.
Party A: Shandong Yongchuntang Biologic Science & Technology Co., Ltd.(seal)

Signature of the representative:

Party B: Shandong Spring Medicine Co., Ltd.

Signature of the representative:

Seal of Shandong Yongchuntang Biologic Science & Technology Co., Ltd.

Seal of Shandong Spring Medicine Co. Ltd.

Date: 30 March 2010